                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

                               -----------------

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

                               -----------------

Check the appropriate box:

[_]Preliminary Proxy Statement
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Under Rule 14a-12
[_]Confidential, For Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))

                            eBT INTERNATIONAL, INC.
               (Name of Registrant as Specified In Its Charter)

                            eBT INTERNATIONAL, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[X]Fee paid previously with preliminary materials.
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

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[LOGO APPEARS HERE]

       Liquidation and dissolution proposed-your vote is very important.

October 3, 2001

Dear Stockholder:

   You are cordially invited to attend the special meeting of stockholders of eBT International, Inc., a Delaware corporation, to be held at eBT's principal executive offices at 299 Promenade Street, Providence, Rhode Island at 10:00 a.m. on Thursday, November 8, 2001.

   At the special meeting, stockholders will be asked to consider and vote upon a proposal to approve a plan of complete liquidation and dissolution of eBT. The Board of Directors unanimously recommends that you vote "FOR" approval of the plan.

   It is important that your shares be represented at the special meeting whether or not you are able to attend personally. Please make sure your views are considered by completing, signing and returning the enclosed proxy card promptly.

                                          Sincerely,

                                          /s/ Stephen O. Jaeger

                                          Stephen O. Jaeger
                                          President, Chief Executive Officer
                                            and Chairman of the Board of
                                            Directors

[LOGO APPEARS HERE]

             Notice of Special Meeting of Stockholders To Be Held
                         On Thursday, November 8, 2001

   The special meeting of stockholders of eBT International, Inc. will be held at eBT's principal executive offices at 299 Promenade Street, Providence, Rhode Island 02908 at 10:00 a.m. on Thursday, November 8, 2001 to consider and act upon the following matters:

      1. To approve and adopt the Plan of Complete Liquidation and Dissolution of eBT, substantially in the form of Appendix A attached to the accompanying proxy statement.

      2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Stockholders of record at the close of business on September 28, 2001 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. Your vote is very important. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. You do not need to use postage if the proxy is mailed from within the United States.

   The Board of Directors unanimously recommends that you vote "FOR" approval of the plan of complete liquidation and dissolution of eBT.

                                          By Order of the Board of Directors,

                                          /s/ Christoher M. Burns

                                          Christopher M. Burns
                                          Secretary

                                    SUMMARY

   This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Plan of Complete Liquidation and Dissolution and for a more complete description of the legal terms of the Plan, you should read carefully the entire document and the documents we have referred you to.

Vote at special meeting

   The proposal to be voted on at the special meeting is whether to approve the Plan of Complete Liquidation and Dissolution attached to this proxy statement as Appendix A (the "Plan").

If the Plan is approved (see page 10)

   Upon Plan approval, we intend to

    .  liquidate our remaining assets;

    .  pay or provide for our remaining obligations; and

    . make periodic cash distributions to our stockholders of the proceeds available following our liquidation and the satisfaction of our remaining obligations.

Payment of liquidation proceeds (see page 11)

   We anticipate that an initial distribution of the liquidation proceeds will be made to the stockholders on or before December 31, 2001.

   After that initial distribution, we will distribute available liquidation proceeds to stockholders as we liquidate our remaining assets and properties and satisfy our obligations as the Board of Directors deems appropriate. The majority of the remaining liquidation proceeds are expected to be distributed over a period of approximately three years.

What you will receive upon liquidation and dissolution (see page 11)

   Because of the uncertainties as to the exact amount we will receive upon a liquidation of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate amount of cash that will ultimately be distributed to you. Based upon information presently available to us, however, we anticipate that stockholders could receive

    . an initial distribution of not less than $2.75 per share on or before December 31, 2001; and

    .  periodic additional payments totaling approximately $.45 per share.

What you need to do now (see pages 3, 16)

   After carefully reading and considering the information contained in this proxy statement, you should

    .  complete and sign your proxy; and

    . return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

   A majority of shares entitled to vote

    . must be represented at the meeting to enable eBT to conduct business at the meeting, and

    .  must vote "for" the Plan in order for the Plan to be approved.

You can change your vote after mailing a proxy (see page 3)

   You can change your vote at any time before proxies are voted at the special meeting. You can change your vote in one of three ways:

      1. You can send a written notice to our Secretary, Christopher Burns, at our executive offices, stating that you would like to revoke your proxy.

      2. You can complete and submit a new proxy to our Secretary, Christopher Burns, at our executive offices.

      3. You can attend the meeting and vote in person.


                                      i

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Voting of shares held in "street name" by a broker (see page 3)

   Your broker will vote eBT shares held in "street name" only if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct him or her to vote your shares.

Sale of our shares after approval of the Plan (see page 16)

   If the Plan is approved by the stockholders, it is likely that we will not be able to maintain compliance with Nasdaq's listing requirements and that Nasdaq will take action to delist our securities from their National Market System. We expect that, if our common stock is delisted from Nasdaq, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our common stock.

   In addition, we may close our stock transfer books and restrict transfers of our common stock at some time after filing the Certificate of Dissolution with the State of Delaware.

Additional sources of information

   If you have any additional questions about the proposed Plan or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact Christopher Burns, Secretary, at (401) 752-4400. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                                 RISK FACTORS

   The following risks should be considered by you in deciding whether to vote in favor of approval of the Plan of Complete Liquidation and Dissolution. In addition, we strongly urge you to consider the items disclosed elsewhere in this proxy statement and in the documents incorporated by reference in this proxy statement.

We make forward-looking statements in this proxy statement that are subject to risks that may change the likelihood of those statements being realized.

   This proxy statement, as well as the other documents included with this proxy statement, incorporated by reference herein and to which we refer in this proxy statement, describe many of the positive factors and assumed benefits of the Plan of complete liquidation and dissolution. You should also be aware of factors that could have a negative impact on the plan. When we use such words as "believes", "expects", "anticipates", or similar expressions, we are making forward-looking statements. In addition, we have made in this proxy statement certain forward looking statements, including statements concerning the timing and amount of distributions of cash to stockholders, statements contained under the heading "Liquidation Analysis and Estimates" on page 20 and other statements concerning the value of eBT's net assets and the resultant liquidation value per share of common stock as compared to its market price absent the proposed liquidation. All such forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. These statements are subject to many risks, including those set forth in each of the following paragraphs.

Factors to be considered by stockholders in deciding whether to approve the plan

   There are many factors that you should consider when deciding whether to vote to approve the Plan. The factors include eBT's performance during the first quarter ended April 30, 2001 as reported in eBT's Quarterly Report on Form 10-Q, those factors set forth under the caption "Risk Factors that May Affect Future Operating Results" found in eBT's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, and those factors set forth below. Copies of our Form 10-Q for the quarter ended July 31, 2001 and Annual Report for fiscal 2001 are incorporated by reference in this proxy statement and have been delivered to you together with this proxy statement. If you disagree with the Board's determination that the adoption of the Plan is in the best interest of eBT and its stockholders, you should vote "against" approval of the Plan.

You will not know the exact amount or timing of the liquidation distributions at the time of the special meeting.

   The methods used by the Board and management in estimating the value of eBT's net assets do not result in an exact determination of value nor are they intended to indicate definitively the amount of cash a stockholder will receive in liquidation. Some of eBT's assets will be difficult for us to convert into cash, and we cannot assure you that we will receive any material amounts for those assets. The Board will establish a contingency reserve for known and unknown liabilities, and the adequacy of that reserve will be reviewed prior to making cash distributions to stockholders. We cannot assure you that the amount you will receive in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future.

   The distribution of our assets to stockholders may be delayed from the timing we discuss in this proxy statement due to a number of reasons, including the fact that it may take us longer than we anticipate to convert our assets into cash or a creditor of eBT might obtain an injunction against our making the proposed distributions to you under the Plan on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities, including those that may be in dispute.

You could be liable to return some or all of the amount you receive from eBT if the amount of our contingency reserve does not cover all of our liabilities and expenses.

   If the Plan is approved by the stockholders, a Certificate of Dissolution will be promptly filed with the State of Delaware dissolving eBT. According to Delaware General Corporation Law, eBT will continue to exist for three years after the dissolution becomes effective or for a longer period if the Delaware Court of Chancery requires us to, for the purpose of prosecuting and defending suits against eBT and enabling us to dispose of our property, to discharge liabilities and to distribute to our stockholders any remaining assets.

   Under Delaware law, if eBT fails to create an adequate contingency reserve for payment of our expenses and liabilities, you could be held liable for payment to eBT's creditors of your proportional share of amounts owed to creditors in excess of the contingency reserve. In that regard, your liability would be limited to the amounts previously received by you from eBT (and from any liquidating trust). Accordingly, you could be required to return all distributions previously made to you. In such an event, you could receive nothing from eBT under the Plan. Moreover, you could incur a net tax cost if you paid taxes on the amounts received from eBT and then have to repay such amounts back to eBT's creditors. Unless you are able to get a corresponding reduction in taxes in connection with your repayment, you may end up having paid taxes on monies that you have had to return.

   We cannot assure you that the contingency reserve established by eBT will be adequate to cover all of our expenses and liabilities. After a review of eBT's assets and liabilities, however, we believe that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "Contingent liabilities; contingency reserve; liquidating trust" on page 13.

You may not be able to buy or sell shares of eBT's common stock if eBT is delisted from the Nasdaq National Market or if we close our stock transfer books.

   We expect that we will be unable to satisfy the requirements for continued listing of our common stock on the Nasdaq National Market. The rules of the Nasdaq National Market require that companies listed on the Nasdaq National Market continue to have an operating business. If we complete our plans to conclude our business activities, we will no longer have an operating business. In addition, as eBT distributes cash to stockholders, certain other listing criteria may not be met. If Nasdaq delists eBT's common stock from the Nasdaq National Market, your ability to obtain price quotations and buy and sell shares may be materially impaired. In addition, eBT may close its stock transfer books at some time following the effectiveness of the filing of the Certificate of Dissolution in Delaware, after which you will no longer be able to transfer shares.

There is no guarantee that eBT will receive royalty payments from Interactive.

   Any future royalty payments, which we may receive under agreement with Red Bridge Interactive, Inc. ("Interactive") (described on page 7 below under "Recent developments"), and, therefore any future amounts, which may be returned to stockholders with respect to that agreement, are dependent upon Interactive's ability to license our former products and to build upon the our installed maintenance base. The ability of Interactive to generate license revenue, which should in turn provide new maintenance revenue and opportunities for fee based service engagements, is subject to all of the risks and uncertainties in the enterprise content management market. For a description of these risks see the Company's Annual Report on Form 10-K for the Fiscal Year ended January 31, 2001 which accompanies this proxy statement.

Members of the Board of Directors may have interests that are adverse to yours.

   Members of the Board of Directors may be deemed to have a potential conflict of interest in recommending approval of the Plan. See "Possible effects of the approval of the plan upon directors and officers" on page 8 for a description of potential conflicts of interest.

                            PROXY STATEMENT FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD
                               November 8, 2001

   This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of eBT International, Inc., a Delaware corporation ("eBT", the "Company" or "We"), for use at the special meeting of stockholders to be held at our principal executive offices at 299 Promenade Street, Providence, Rhode Island at 10:00 a.m. on November 8, 2001, and at any adjournment or adjournments of that meeting.

   At the meeting, you will be asked to consider and vote upon a proposal to approve the Plan of Complete Liquidation and Dissolution (the "Plan"). We mailed the notice and proxy statement and the accompanying proxy card, our latest annual report and our latest quarterly report to you on or about October 3, 2001.

Voting securities and votes required

   The Board has fixed September 28, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. As of the record date, there were 14,888,813 shares of eBT common stock issued, outstanding and entitled to vote. Each share is entitled to one vote.

   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting. Shares abstaining or not voting with respect to one or more matters presented for stockholder approval will be counted for purposes of determining whether a quorum exists at the meeting.

   The affirmative vote of the holders of a majority of the shares of common stock outstanding is required to approve the Plan. Consequently, if you abstain from voting or do not vote on the Plan, your action will have the same effect as a vote against the Plan. If a broker or nominee indicates on its proxy that the broker or nominee does not have discretionary authority to vote shares regarding the Plan, that vote will also have the same effect as a vote against the Plan.

Proxies

   You may revoke your proxy at any time before it is exercised by delivering a written revocation to eBT's Secretary, signing another proxy of a later date and returning it to eBT or personally voting at the meeting or any adjournment thereof. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of the Plan.

   The Board knows of no business that will be presented for consideration at the meeting other than approval of the Plan. If any other business should come before the meeting, however, it is the intention of the persons named in the enclosed proxy to vote the proxies in respect of any such business in accordance with their best judgment. Proxies solicited by the Board confer discretionary authority to vote on any matter to come before the meeting with respect to which we did not receive notice prior to September 17, 2001.

   The cost of preparing, assembling and mailing this proxy material will be borne by eBT. We may solicit proxies otherwise than by use of the mail by having our officers and regular employees, without additional compensation, use their personal efforts to obtain proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send this proxy material to, and obtain proxies from, the beneficial owners and will reimburse the record holders for their reasonable expenses in doing so.

eBT's address and telephone number

   The address of our principal executive offices is 299 Promenade Street, Providence, Rhode Island 02908, USA. Our telephone number at that address is
(401) 752-4400.

                   APPROVAL OF PLAN OF COMPLETE LIQUIDATION
                                AND DISSOLUTION

General

   The Board of Directors is proposing the Plan for approval by the stockholders at the meeting. The Plan was adopted by the Board of Directors, subject to stockholder approval, on May 22, 2001. A copy of the Plan is attached as Appendix A to this proxy statement. Certain material features of the Plan are summarized below; these summaries are not complete and are subject in all respects to the provisions of, and are qualified in their entirety by reference to, the Plan. You are urged to read the Plan in its entirety.

Background and reasons for the Plan

   eBT and our wholly owned subsidiaries developed and marketed enterprise-wide Web content management software solutions and associated services. Our solutions help organizations meet the ongoing challenge of efficiently gathering and managing all information destined for Internet, intranet and extranet use. The Company's fiscal year ends January 31.

   Until August 28, 2000, we operated under the name Inso Corporation. During the first half of fiscal 2001, we were comprised of two operating divisions: eBusiness Technologies and Information Exchange. The eBusiness Technologies division was comprised of Web content management technologies and related services. The Information Exchange division was comprised of technologies that enabled users to filter, view, copy, print and distribute electronic information over LANs, WANs and the Web, regardless of format or structure. During the first quarter of fiscal year 2001, we decided to focus all of our resources on opportunities in the enterprise-wide Web content management market that the eBusiness Technologies division serves, and determined that the Company's value would be most enhanced by divestiture of the Information Exchange division. In periods prior to fiscal 2001, we had operated in two additional segments, Lexical and Linguistic Products and Product Data Management Products, which were divested in calendar 1998 and fiscal 2000, respectively.

   On February 1, 2000, we publicly announced that we were exploring possible strategic alternatives, including the sale of all or parts of our business, to maximize stockholder value. To this end, we engaged Morgan Stanley & Co. Incorporated ("Morgan Stanley") to provide financial advisory and investment banking services in connection with the exploration of certain strategic alternatives, including a possible sale of or business combination involving the Company. These efforts culminated with Morgan Stanley contacting thirty-seven prospective strategic partners or acquirors on our behalf. Of these thirty-seven prospective strategic partners or acquirors, eleven signed non-disclosure agreements and received a confidential memorandum describing the Company. Of these eleven prospects, only five responded seeking to explore further the possibility of a transaction. Based on the indications of interest, management reviewed five of these opportunities in depth. This review included varying degrees of legal and financial due diligence, meetings with management of the potential strategic partners or acquirors and analysis by management and Morgan Stanley of the opportunities presented. Of these opportunities, one publicly-traded company submitted a proposal to acquire us or our assets. The proposal was withdrawn, however, prior to detailed due diligence. Subsequently, on April 11, 2000, the Board of Directors determined that the most appropriate means to enhance stockholder value was for eBT to remain independent and focus all its energies on the business of its eBusiness Technologies division.

   On July 10, 2000, we sold the Information Exchange division for approximately $55 million in cash, completing the sale of what we had previously determined to be our non-core assets and streamlining our operations to consist solely of our eBusiness Technologies division. On August 28, 2000, we changed our name to eBT International, Inc. and our Nasdaq ticker symbol to EBTI, to more closely reflect the concentration of our resources exclusively on the enterprise-wide Web content management market. The Company's product set continued to include our DynaBase Dynamic Web Publishing system, our engenda Web Content Management and Workflow Automation solution, our entrepid Content Management system for Oracle environments, and related technologies. We also continued to provide a full range of technical consulting, training and support through our Services Organization.

   In September 2000, our Board of Directors concluded that a further solicitation of proposals on a non-exclusive negotiation basis for the purchase of the Company or our assets was in the best interests of the stockholders. Accordingly, we initiated discussions with one publicly traded company. After extensive due diligence by the potential acquirer and extended meetings between the management of both companies, the potential acquirer submitted a non-binding letter of intent outlining the terms of a proposed acquisition on December 12, 2000. On December 15, 2000, the potential acquirer declined to continue the transaction citing concerns over the public market environment and our business momentum and performance. Negotiations were subsequently suspended.

   On January 31, 2001, eBT adopted a plan of restructuring aimed at reducing current operating costs. In connection with this plan, 19 non-management employees, primarily development and administrative positions, and one executive level employee, were terminated. As a result of this plan, we recorded a charge of $539,000 for severance costs in the fourth quarter of fiscal 2001.

   In April 2001, we renewed our discussions with the publicly traded company with whom we had previously suspended discussions in December 2000. The potential acquirer submitted a non-binding letter of intent outlining the terms of a proposed acquisition on April 17, 2001. On May 2, 2001, the potential acquirer declined to continue the transaction citing concerns over our business momentum. Negotiations were halted subsequently.

   On May 15, 2001, the Company's Board of Directors reviewed the Company's first fiscal quarter's financial and business results. Our total first fiscal quarter revenues of $1,097,000 were $2,837,000, or 72%, below revenues reported in last year's first fiscal quarter for ongoing operations. The Company's operating loss and cash usage both exceeded budget given this unsatisfactory result. Although economic conditions in the content management industry were expected to impact adversely the Company's first fiscal quarter revenue, actual revenue performance compared unfavorably with that of the Company's principal competitors. Further, the Company did not generate any revenue from the license of software products in the quarter ended April 30, 2001. Substantially all of the $1,097,000 in revenue came from service and maintenance. We were particularly disappointed as the Company had just recently completed many of the targets it had set for the expansion and improvement of the sales team and related infrastructure, including establishment of an office in the United Kingdom. As a result, the Board of Directors directed management to undertake a determination of the net assets that might be available for payment to stockholders under a plan of liquidation and dissolution.

   On May 22, 2001, after lengthy discussions, the Board of Directors unanimously adopted the Plan. The Board concluded that the Plan was in the best interests of eBT and its stockholders after considering a number of factors. Among the factors the Board considered were

    . our recent unsatisfactory revenue performance, particularly the results from the fiscal quarter ended April 30, 2001 when we did not generate any revenue from the license of software products;

    . the competitive nature of the content management industry and our position within that industry;

    . prevailing economic conditions both generally and within the content management sector;

    . our inability to identify a buyer or strategic alliance partner acceptable to us;

    . the significant risks associated with restructuring our business, including the risk that positive operating cash flow or operating income could not be achieved in a period of time satisfactory to the Board and that a significant amount of cash would be spent to fund our operations prior to the achievement, if any, of potentially acceptable financial results;

    . the Board's belief that distribution of our assets in liquidation could produce more value to our stockholders than if the stockholders held their shares of common stock because, as of the date of the

       Board's adoption of the Plan, the market value of eBT's assets exceeded, and for some time had exceeded, the market value of our outstanding common stock; and

    . Morgan Stanley's opinion dated May 22, 2001, that based upon and subject to the considerations set forth in its opinion, the consideration to be received by the holders of our common stock pursuant to the Plan was fair to them from a financial point of view.

   The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. The Board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

   Prior to and at the May 22, 2001 Board of Directors meeting, the Board received comparisons of eBT's net asset value per share to the prices at which the common stock was trading at different points in time and analyzed the results of management's investigation of various acquisition, restructuring and strategic partnering opportunities. The Board had been kept informed continuously of the business, affairs and financial condition of eBT. The Board determined not to continue to operate eBT and to return its cash to the stockholders to allow each stockholder to make his, her or its own investment decisions. Based on this information, the Board believed that distribution to the stockholders of eBT's available net assets would return the greatest value to eBT's stockholders as compared to other alternatives.

   We can not assure you that the liquidation value per share of common stock in the hands of the stockholders will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future. The Board of Directors believes, however, that it is in the best interests of eBT and its stockholders to distribute to the stockholders eBT's available net assets pursuant to the Plan.

   If the Plan is not approved by the stockholders, the Board of Directors will explore the alternatives then available for the future of eBT.

Vote required and Board recommendation

   The approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

   The Board believes that the Plan is in the best interests of eBT's stockholders and recommends that you vote for this proposal. We intend to vote shares represented by the enclosed form of proxy in favor of this proposal unless you specify otherwise in the proxy.

Recent developments

   Effective July 1, 2001, the Company entered into an agreement with Red Bridge Interactive, Inc. ("Interactive") whereby Interactive assumed our maintenance and support obligations relating to DynaBase, engenda and entrepid. In connection with that agreement, we assigned Interactive our existing rights in the DynaBase and engenda products and provided Interactive with a limited, non-exclusive license of our rights in entrepid. Interactive was founded in June 2001 and is owned and managed by three former employees of eBT. Interactive is based in Providence, RI.

   The terms of our agreement require the Company to provide Interactive with an aggregate of $650,000 in funding from July 1, 2001 through March 1, 2002. The payments are to be made monthly and generally decline over this period, which corresponds to the maintenance and support obligations that we transferred to Interactive. In the event of a default by Interactive, which specifically includes performance of the obligations assumed by Interactive under the Company's former maintenance and support business, we may draw upon an irrevocable letter of credit provided by Interactive. At closing, this letter of credit had an initial principal amount of $350,000 and declines over the period from July 31, 2001 to March 31, 2002, at which time it will be terminated.

   Our agreement with Interactive also provides for the payment of royalties to eBT in the event Interactive earns gross revenue from the maintenance and support business or from the licensing of DynaBase, engenda and entrepid. The royalty periods expire at various times through July 1, 2004. Although we believe that the Company will receive royalties pursuant to these arrangements, we have not assigned any liquidation value to the future royalties.

   On June 26, 2001 the Company received notice from the staff of the Boston office of the Securities and Exchange Commission (the "Commission") that it has completed its investigation of the Company pursuant to the Formal Order of Investigation issued on June 2, 1999. The staff has advised the Company that its preliminary recommendations with regard to the Company involve no administrative sanctions, financial fines or penalties. The staff has also indicated that it may recommend that the Commission file civil injunctive actions with regard to three former officers of the Company. However, these recommendations are subject to the Commission's review. For a description of the Company's potential obligations, including amounts that may be paid pursuant to indemnification provisions of our By-laws, see Note (e) to "Liquidation Analysis and Estimates" on page 21.

   On August 29, 2001, the Company agreed to settle the complaint filed by Microlytics on June 9, 1999. The terms of the settlement, which are contingent on obtaining the approval of the United States Bankruptcy Court for the Western District of New York, include the payment of $2 million to Microlytics. See Note (e) to "Liquidation Analysis and Estimates" on page 21 for a complete description of the Microlytics claim and the settlement.

Certain information regarding the price of eBT's common stock

   The high and low sale prices of a share of common stock on May 21, 2001 (the date preceding the date the Plan was adopted by the Board) were $2.46 and $2.21.

Possible effects of the approval of the plan upon directors and officers

   The approval of the Plan by the stockholders may have certain effects upon eBT's officers and directors, including those set forth below.

   All of eBT's current, and certain of its former, officers and directors hold shares of common stock or options to acquire shares of common stock. The directors of the Company, all of whom voted in favor of the Plan, held or had rights (exercisable within 60 days of May 22, 2001) to purchase in the aggregate 59,033 shares of common stock. See "Management's Stock Ownership" on page 26.

   No officer or director who served as an officer or director on the day the Board adopted the Plan is party to an agreement with eBT providing for compensation for a fixed term or for severance upon termination other than Stephen O. Jaeger, James Ringrose, Christopher Burns and William Stone. For a description of the employment agreements between eBT and those individuals, see "Employment, termination and change-in-control arrangements" on page 9.

   The Board may confer other benefits or bonuses to eBT's employees and officers, including officers who are also directors, in recognition of their services to eBT based on the performance of the employees and officers, including performance during eBT's liquidation process.

   While the matters set forth above may be deemed to give rise to a potential conflict of interest with respect to the Board's adoption of the Plan, the Plan was adopted by the unanimous vote of directors believed by eBT to be disinterested. We determined that no independent committee was required to review the Plan because we do not currently anticipate that the liquidation of eBT will result in any material increase in value of the shares or options held by any director who participated in the vote on the Plan as compared to the value that he or she would have received by exercising his or her options prior to the first liquidating distribution.

Employment, termination and change-in-control arrangements

   Prior to the Board's adoption of the Plan, eBT had entered into management retention agreements with James Ringrose, Chief Executive Officer, Christopher Burns, Chief Financial Officer, and William Stone, Executive Vice President. These agreements had generally been in place for the Company's executive officers and other key personnel since 1994. The principal objective of such arrangements was to reinforce and encourage the continued attention of the Company's key personnel to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change of control of the Company. The retention agreements were to expire on December 31, 2001.

   The retention agreements generally provided that if the executive's employment were terminated by eBT within a designated period following certain change of control events, the executive would have been entitled to receive

    . a lump-sum payment equal to (a) three times (one times in the case of Mr. Stone) the executive's annual base salary, plus (b) one and one half times the executive's annual target incentive bonus;

    .  continuation of insurance benefits for a period of 24 months; and

    . immediate vesting of any options to purchase shares of common stock previously granted and restricted stock previously awarded to the executive under eBT's Stock Incentive Plans.

   In May 2001, Messrs. Ringrose, Burns and Stone entered into separation agreements and general releases with eBT. Each separation agreement and general release provides for

    . a severance payment equal to one times the officer's current annual base salary, payable over the period ending December 31, 2001;

    .  continuation of insurance benefits for a period of up to one year;

    . a lump sum payment of $10,000 in lieu of the provision of outplacement services; and

    . immediate vesting of any options to purchase shares of common stock previously granted and restricted stock previously awarded to him under eBT's Stock Incentive Plans on the date of his resignation.

   In exchange for those benefits, each individual agreed to resign as an officer and employee of eBT and release eBT from all claims he may have against us. Messrs. Ringrose, Burns and Stone will receive as severance payments, respectively, $220,000, $140,000 and $160,000. Under the separation agreements, Messrs. Ringrose and Stone resigned effective May 30, 2001 and May 31, 2001, respectively. Mr. Burns resigned with an effective date of October 1, 2001, or as of an earlier date if Mr. Burns and the Board agree. The benefits payable to Mr. Stone will terminate if he is employed prior to December 31, 2001.

   Mr. Burns' separation agreement also provides for a lump sum retention bonus of $15,000, which he has received for remaining employed by eBT through September 1, 2001. He also has received an additional lump sum payment of $15,000 for assisting in the successful filing of a preliminary proxy statement with the SEC and managing eBT's assets in such a way that the anticipated distribution to stockholders, as of the date of his termination, remained not less than $3.10 per share, subject to certain adjustments.

   After Mr. Ringrose's resignation as eBT's President and Chief Executive Officer, Stephen O. Jaeger, Chairman of the Board and the Chief Executive Officer of eBT from the end of March 1999 to April 11, 2000, agreed to serve as eBT's Chief Executive Officer and President. Effective June 1, 2001, the Company entered into a new Employment Agreement (the "2001 Agreement") with Mr. Jaeger. The 2001 Agreement replaced his April 1, 1999 employment agreement. The 2001 Agreement provides for the following compensation:

    . A continuation of his annual base salary of $120,000 through the earlier of March 1, 2002 or at such time as a third party is appointed by the Board of Directors to complete the liquidation and distribution of the Company's net assets pursuant to the Plan. If a third party is not appointed by March 1, 2002, and he continues to serve as Chief Executive Officer and President then the Board may reduce his base salary to an amount commensurate with the requirement to complete the Plan.

    . A bonus not to exceed $100,000 if the anticipated distribution to stockholders pursuant to the Plan is determined by the Board of Directors to be at least $3.10 per share of common stock.

    . His April 11, 2001 option to acquire 10,000 shares of common stock at $1.60 per share shall be deemed fully vested as of the date the Company's stockholders approve the Plan.

    . His employment as Chief Executive Officer and President may be terminated other than for cause by the Company at any time upon 60 days notice. In such event, he is entitled to receive a continuation of insurance benefits for a period of 24 months plus the bonus, if any, referred to above.

Principal provisions of the Plan

   We will distribute to our stockholders proportionally, in cash or in-kind, or sell or otherwise dispose of, all of eBT's property and assets. The liquidation is expected to commence as soon as practicable after approval of the Plan by the stockholders and is expected to be concluded prior to the third anniversary thereof by a final liquidating distribution either directly to the stockholders, or to one or more liquidating trusts. Any sale of eBT's assets will be made in private or public transactions and on terms which are approved by the Board. We do not anticipate that we will solicit from our stockholders any further votes to approve the specific terms of any particular sale of assets which have been approved by the Board. See "Sales of eBT's assets" on page 12 and "Recent developments" on page 7.

   Subject to the payment or the provision for payment of eBT's indebtedness and other obligations and collection of receivables, eBT's cash on hand, together with the cash proceeds of any sales of eBT's other assets, will be distributed from time to time to eBT's stockholders proportionally. eBT intends to establish a reasonable reserve in an amount determined by the Board to be sufficient to satisfy the liabilities, expenses and obligations of eBT not otherwise paid, provided for or discharged. The net balance, if any, of the contingency reserve remaining after payment, provision or discharge of all of eBT's liabilities, expenses and obligations will also be distributed to the stockholders pro rata. We can not assure you that available cash and amounts received on the sale of assets, if any, will be adequate to provide for eBT's obligations, liabilities, expenses and claims and to make cash distributions to stockholders.

   We currently have no plan to repurchase shares of common stock from our stockholders. If eBT were to repurchase shares of common stock, however, the repurchases would be open market purchases and would decrease amounts distributable to other stockholders if eBT were to pay amounts in excess of the per share values distributable in respect of the shares purchased and would increase amounts distributable to other stockholders if eBT were to pay amounts less than the per share values distributable in respect of such shares. See "Liquidating distributions" on page 11 and "Contingent liabilities; contingency reserve; liquidating trust" on page 13.

   We may, from time to time, if the Board deems it to be necessary for any reason, transfer any of our unsold non-cash assets to one or more trusts established for the benefit of the stockholders. The trusts would thereafter sell or distribute the property transferred to them on terms approved by the trustees of the trusts. If all of eBT's assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution of eBT, eBT will transfer in final distribution the remaining assets to one or more trusts. The Board may also elect in its discretion to transfer the contingency reserve, if any, to a trust. Any of these trusts are referred to in this proxy statement as "liquidating trusts". For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, see "Contingent liabilities; contingent reserve; liquidating trusts" on page 13.

   eBT may close its stock transfer books at any time after the dissolution and, in any event, will close its stock transfer books and discontinue recording transfers of shares of common stock on the earliest to occur of

    . the close of business on the record date fixed by the Board of Directors for the final liquidating distribution,

    . the close of business on the date on which the remaining assets of eBT are transferred to a liquidating trust, or

    . the date on which eBT ceases to exist under Delaware law, which date may be three years or more from the date of dissolution.

   After the stock transfer books have been closed, certificates representing shares of common stock will not be assignable or transferable on eBT's books except by will, intestate succession or operation of law. After the final record date for the recording of stock transfers, eBT will not issue any new stock certificates, other than replacement certificates. See "Listing and trading of the common stock and interests in the liquidating trust or trusts" on page 16 and "Final record date" on page 16.

   Following approval of the Plan by the stockholders, we will file a Certificate of Dissolution with the State of Delaware dissolving eBT. The dissolution of eBT will become effective, in accordance with Delaware law, upon proper filing of the Certificate of Dissolution with the Secretary of State of Delaware or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to Delaware law, eBT will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling eBT gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which eBT was organized.

Abandonment; amendment

   Under the Plan, the Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by Delaware law. We will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under Delaware law or the Federal securities laws without obtaining the required stockholder consent.

Liquidating distributions; nature; amount; timing

   Although the Board has not established a firm timetable for distributions to stockholders if the Plan is approved by the stockholders, the Board intends, subject to contingencies inherent in winding up eBT's business, to make an initial distribution as promptly as practicable. The liquidation is currently expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts.

   If the stockholders approve the Plan, we currently anticipate that, on or before December 31, 2001, eBT will distribute to you not less than $2.75 per share of common stock (based on 14,857,000 shares of common stock outstanding as of July 31, 2001 and 96,000 shares of common stock expected to be issued upon the exercise of outstanding stock options). We anticipate that stockholders may receive periodic additional liquidation proceeds totaling approximately $.45 per share. The actual nature, amount and timing of all distributions will be determined by the Board in its sole discretion, and will depend in part upon eBT's ability to convert certain remaining assets into cash, settle certain obligations and the amount of royalty income, if any, received pursuant to the Interactive transaction.

   eBT does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management and the Board to be adequate to provide for such liabilities and obligations. See "Contingent liabilities; contingency reserve; liquidating trust" on page 13.

   Uncertainties as to the precise net value of eBT's assets (other than cash) and the ultimate amount of its liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, payroll and local taxes, legal and accounting fees, rent and miscellaneous office expenses), although currently declining in the aggregate, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. Although we do not believe that a precise estimate of those expenses can currently be made, we believe that available cash and the amount received from the collection of receivables will be adequate to provide for eBT's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. We cannot assure you, however, that available cash and the amounts received from the collection of receivables will be adequate to provide for eBT's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If available cash and amounts received from the collection of receivables are not adequate to provide for eBT's obligations, liabilities, expenses and claims, distributions of cash to eBT's stockholders will be reduced.

Factors to be considered with respect to sale of eBT's assets

   With the exception of the Interactive transaction, the Board and management have not yet determined when to sell any of eBT's remaining non-cash assets. This determination will be based on the judgment of the Board and management as to whether the sale of such assets at any particular time will result in realization of the highest likely value to eBT's stockholders. The Company believes that it has sufficient tax, net operating and capital losses to offset taxable gains that may be recognized in connection with the sale of certain tangible and intangible assets.

Sales of eBT's assets

   The Plan gives the Board the authority to sell all of eBT's assets. On June 28, 2001, the Board authorized the transfer of the Company's service and maintenance business, along with its DynaBase and engenda software, and the license of its entrepid software to Red Bridge Interactive, Inc. See the description of the Interactive transaction on page 7. Prior to the meeting, however, we may enter into other agreements for the sale of assets. If so, the agreements may be contingent upon the approval of the Plan at the meeting. Approval of the Plan will constitute approval of any such agreements and sales. We will sell eBT's assets on the terms approved by the Board and may sell them by conducting competitive bidding, public sales on applicable stock exchanges or over-the-counter or privately negotiated sales. The sale of any asset will only be made after the Board has determined that the sale is in the best interests of the stockholders.

   We do not anticipate that we will solicit any further stockholder votes with respect to the approval of the specific terms of any particular sale of assets approved by the Board. We do not anticipate amending or supplementing this proxy statement to reflect any agreement or sale, unless required by applicable law.

   The prices at which eBT will be able to sell its various assets will depend largely on factors beyond our control, including, without limitation, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and United States and foreign regulatory approvals. In addition, we may not obtain as high a price for a particular asset as we might secure if eBT were not in liquidation.

Conduct of eBT following adoption of the Plan

   Since the adoption of the Plan by the Board, the Board and management have effectively terminated eBT's operations. The continuing directors and employees will receive compensation for the duties they have performed as determined by the Board. The Board has not established specific guidelines for determination of the compensation to be paid to the directors and employees of eBT following approval of the Plan by the stockholders, except for Mr. Jaeger and Mr. Burns. See "Employment, termination and change-in-control arrangements" on page 9 for a description of such compensation arrangements. Compensation will be determined by evaluation of all relevant factors, including, without limitation, the efforts of individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

   Following approval of the Plan by the stockholders, eBT's activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as the Board determines to be in the best interests of the stockholders.

   Following the approval of the Plan by the stockholders, we will continue to indemnify current and former officers, directors, employees and agents in accordance with eBT's By-laws for actions taken in connection with the Plan and the winding up of eBT's affairs. Our obligation to indemnify our officers, directors, employees and agents may be satisfied out of the assets of any liquidating trust. The Board and the trustees of any liquidating trust may obtain and maintain the amount of insurance as may be necessary to cover our indemnification obligations under the Plan.

Reporting requirements

   Whether or not the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome. If the Plan is approved, and in order to curtail expenses, we will, after filing our Certificate of Dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act.

Contingent liabilities; contingency reserve; liquidating trust

   Under Delaware law, eBT is required, in connection with its dissolution, to pay or make reasonable provision for the payment of all of its liabilities and obligations, including all contingent, conditional and unmatured claims.

   The actual amount of the contingency reserve will be based upon estimates and opinions of management and the Board and derived from consultations with outside experts and review of eBT's estimated operating expenses, including, without limitation, anticipated compensation payments, estimated investment banking, legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and obligations accrued in eBT's financial statements.

   We cannot assure you that the contingency reserve in fact will be sufficient. We have not made any specific provision for an increase in the amount of the contingency reserve. After the liabilities, expenses and obligations for which the contingency reserve has been established have been satisfied in full, we will distribute to the stockholders any remaining portion of the contingency reserve.

   If the Board deems it necessary, appropriate or desirable for any reason, we may, from time to time, transfer any of eBT's remaining assets to one or more liquidating trusts established for the benefit of the stockholders. The liquidating trust would thereafter sell or distribute the transferred assets on terms approved by the trust's trustees. The Board and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangible assets such as intellectual property) or where the Board determines that it would not be in the best interests of eBT and the stockholders for the assets to be distributed directly to the stockholders at the time. If all of eBT's assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of eBT's dissolution, eBT must transfer in a final distribution any remaining net assets to a liquidating trust. The Board may also elect in its discretion to transfer the contingency reserve, if any, to a liquidating trust. If the distribution or transfer of an asset cannot be effected without the consent of a governmental authority, we will not distribute or transfer that asset without obtaining the required consent.

   The purpose of a liquidating trust would be to distribute property or sell property on terms satisfactory to the liquidating trustees and then distribute the proceeds of any sale to the stockholders after paying any of eBT's liabilities which the trust assumed. Any liquidating trust acquiring all of the unsold assets of eBT will assume all of the liabilities and obligations of eBT and will be obligated to pay any expenses and liabilities of eBT which remain unsatisfied. If the contingency reserve transferred to the liquidating trust is exhausted, the expenses and liabilities will be satisfied to the extent of the liquidating trust's other unsold assets.

   The Plan authorizes the Board to appoint one or more individuals or entities to act as trustee of any liquidating trust and to cause eBT to enter into any liquidating trust agreement with the trustee or trustees on such terms and conditions as may be approved by the Board. We anticipate that the Board will select trustees on the basis of the experience of each individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust and the ability of the individual or entity to serve the best interests of the stockholders. Stockholder approval of the Plan will also constitute stockholder approval of any of the Board's appointments and any liquidating trust agreement.

   We anticipate that the trust agreements would provide that the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to eBT's stockholders and that the trust property would be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. We anticipate that the interests would be evidenced only by the trust's records and there would be no certificates or other tangible evidence of trust interests and that no stockholder would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests.

   We further anticipate that, pursuant to the trust agreements,

    . a majority of the trustees would be required to be independent of eBT's management;

    . approval of a majority of the trustees would be required to take any action; and

    .  the trust would be irrevocable and would terminate after the earliest of
       (1) the date the trust property is fully distributed, (2) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, have approved the termination, or (3) a specified number of years having elapsed after the creation of the trust.

   Under Delaware law, if we fail to create an adequate contingency reserve and the assets held by all of the liquidating trusts are less than the amount of expenses and liabilities ultimately found to be due, you could be held liable for the payment to creditors of your pro rata share of such excess, limited to the amounts you have previously received from eBT or from any liquidating trust.

   If eBT were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of eBT could seek an injunction against the making of the proposed distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of eBT's expenses and liabilities. Any such action could delay and/or substantially diminish the cash distributions to be made to stockholders under the Plan.

Dissolution procedures; Directors' and stockholders' liability to creditors of eBT

   Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Delaware Secretary of State or upon such future effective date as may be set forth in the certificate of dissolution.
Section 278 of the Delaware General Corporation Law provides that a dissolved corporation continues to exist for three years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its property, discharge its liabilities and distribute to stockholders any remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. The corporation can continue to exist beyond the three year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

   In liquidating the Company, the Board intends to follow the procedure described in Section 281(b) of the Delaware General Corporation Law. Under this procedure, the directors must adopt a plan of distribution pursuant to which the Company shall:

    . pay or make reasonable provision to pay all claims and obligations, including contingent, conditional or unmatured contractual claims, known to the Company;

    . make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and

    . make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen, but that, based on facts known to the Company, are likely to arise or become known to the Company within 10 years after the date of dissolution.

   Under an alternative procedure described in Sections 280 and 281(a) of the Delaware General Corporation Law, the directors could seek judicial approval of the amount and form of security which would be reasonably likely to be sufficient to provide compensation for certain known and unknown claims against the Company, and distributions would not be made prior to 210 days after filing of the Certificate of Dissolution with the Secretary of State of Delaware.

   If we comply with either of these procedures, our directors will not be personally liable to eBT's claimants in the event that our assets do not cover all of our liabilities, and our stockholders will not be personally liable to claimants in excess of the lesser of the amount of each stockholder's pro rata share of a claim or the amount distributed to each stockholder.

Final record date

   We will close our stock transfer books and discontinue recording transfers of shares of common stock on the final record date which will be at some time following the dissolution and in any event on the earliest to occur of

    . the close of business on the record date fixed by the Board of Directors for the final liquidating distribution,

    . the close of business on the date on which the remaining assets of eBT are transferred to a liquidating trust, or

    .  the date on which eBT ceases to exist under Delaware law.

   Thereafter, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, eBT will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of eBT's shares will occur on or after the final record date. See "Principal provisions of the Plan" on page 10 and "Listing and trading of the common stock and interests in the liquidating trust or trusts" on page 16. All liquidating distributions from eBT or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of common stock as of the final record date. After the final record date, we may at our election require stockholders to surrender their stock certificates in order to receive subsequent distributions.

   You should not forward your stock certificates before receiving instructions to do so. If we should require you to surrender your stock certificates, all distributions otherwise payable by eBT or any liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for them, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If your stock certificate has been lost, stolen or destroyed, you may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and trading of the common stock and interests in the liquidating trusts

   We currently intend to close our stock transfer books on the final record date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, we expect that trading in the shares will cease on and after the final record date.

   Our common stock is currently listed for trading on the Nasdaq National Market. For continued listing, a company, among other things, must meet certain minimum requirements with respect to net tangible assets, market value of its securities held by non-affiliates, and minimum bid prices per share. In addition, a company must maintain an operating business. We expect that, as a result of the termination of our operations and the anticipated decrease in our assets resulting from our making the proposed cash distributions to stockholders, our common stock will be delisted from the Nasdaq National Market shortly after the approval of the Plan by the stockholders. We anticipate that trading, if any, in the common stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or possible on the NASD's "Electronic Bulletin Board". As a consequence of delisting, you would likely find it more difficult to sell or find a current price quote for eBT common stock. In addition, delisting of the common stock may result in lower prices for it than would otherwise prevail.

   We anticipate that the interests in a liquidating trust will not be transferable, although the Board has not yet made that decision. The Board and management will make that decision prior to the transfer of unsold non-cash assets to the liquidating trust and will base the decision on, among other things, the Board's and management's estimate of the value of the assets being transferred to the liquidating trust, tax matters and the impact of complying with applicable securities laws. If the interests are transferable, we plan to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The cost of complying with those requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

   For Federal income tax purposes, you could be deemed to have received a liquidating distribution equal to your pro rata share of the value of the net assets distributed to a liquidating trust because the distribution of non-transferable interests can result in tax liability to the interest holder (see "Certain Federal income tax consequences--the liquidating trust" on page
18). You would not be readily able to realize the value of your interest to pay any tax.

Absence of appraisal rights

   Under Delaware law, you are not entitled to appraisal rights for your shares of common stock in connection with the transactions contemplated by the Plan.

Regulatory approvals

   There are currently no Federal or state regulatory requirements eBT must comply with or approvals required in connection with the liquidation.

Certain Federal income tax consequences

   The following discussion is a general summary of the material Federal income tax consequences of the Plan to eBT's stockholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such change may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan.

   Distributions pursuant to the Plan may occur at various times and in more than one tax year. We can not assure you that the tax treatment described herein will remain unchanged at the time of the distributions. The following discussion presents the opinion of eBT. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation to the corporation and/or the stockholders thus reducing the benefit to the stockholders and eBT from the liquidation.

  Consequences to eBT

   To the extent that eBT generates federal taxable income, including any gains realized on the sale or distribution of capital assets, between the approval of the Plan and completion of the liquidation, we believe that sufficient federal tax net operating and capital losses will be available to offset such federal taxable income.

  Consequences to Stockholders

   Upon liquidation of eBT, stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the amount paid by the stockholder for his or her shares and the amount and nature of any distributions received with respect to those shares.

   A stockholder's gain or loss will be computed on a "per share" basis because eBT expects to make more than one liquidating distribution, the amount of each will be allocated proportionately to each share of stock owned by a stockholder. Any gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from eBT has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, generally capital gain rather than ordinary income. If it were to be determined that distributions made pursuant to the Plan were not liquidating distributions the result could be treatment of distributions as dividends taxable at ordinary income rates.

   Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of the sale and the proceeds of the sale.

   After the close of each year, eBT will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and, if applicable, its best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such property valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

  Liquidating trusts

   If eBT transfers assets to a liquidating trust or trusts, eBT intends to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their proportionate share of the property at the time it is transferred to the liquidating trust or trusts. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves should not be subject to tax. After formation of the liquidating trust or trusts, the stockholders will take into account for Federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay the tax.

  Taxation of non-United States stockholders

   Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisor with respect to the U.S. and non-U.S. tax consequences of the Plan.

  State and local tax

   Stockholders may also be subject to state or local taxes and should consult their tax advisor with respect to the state and local tax consequences of the Plan.

   The foregoing summary of certain Federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan may vary depending upon your particular circumstances. We recommend that you consult your own tax advisor regarding the tax consequences of the Plan.

                      Liquidation Analysis and Estimates

   eBT's management has estimated, as of June 30, 2001 the following potentially realizable values for its assets, estimated liabilities and estimated net costs of operations from July 1, 2001 until the payment of liquidation proceeds has been completed. There can be no assurance, however, that eBT will be able to dispose of any of the assets or settle all of the liabilities at the indicated values, and eBT has not sought current, independent appraisals for any of its assets.

                                                                           ($ in millions,
                                                                             other than
                                                                           per share data)
Estimated Values of Assets of the Company
   Cash and equivalents...................................................     $ 41.4
   Marketable securities..................................................       14.6
   Accounts and other receivables.........................................        0.9
   Receivable from sale of division.......................................        5.5(a)
   Property and equipment.................................................         --
   Product development and intellectual property..........................        -- (b)
                                                                               ------
       Total assets.......................................................     $ 62.4
                                                                               ======
Estimated Liabilities of the Company
   Amounts payable to vendors.............................................     $ (0.4)
   Accruals for special charges and restructuring.........................       (2.1)(c)
   Accrued payroll, severance and benefits................................       (2.8)(d)
   Accrued litigation settlement costs....................................       (3.1)(c)(e)
   Accrued income taxes, contingency reserve and other expenses...........       (6.1)(b)(f)
                                                                               ------
       Total estimated liabilities........................................     $(14.5)
                                                                               ======
Estimated Net Operating Costs
   Compensation for liquidation personnel.................................     $ (0.5)
   Insurance and facility costs...........................................       (0.8)
   Legal, audit and other professional fees...............................       (0.6)
   Estimated interest income..............................................        1.8(a)(g)
   Estimated Interactive royalty income...................................        -- (b)
                                                                               ------
       Total estimated operating costs, net...............................     $ (0.1)
                                                                               ======
Estimated Minimum Net Proceeds Available for Distribution to Shareholders.     $ 47.8
Estimated Minimum Net Proceeds Available for Distribution Per Common Share     $ 3.20(h)

--------
   NOTES:

(a)On July 10, 2000 the Company sold its Information Exchange Division ("IED") for a stated sale price of $55 million, less amounts retained for rights under license and subject to IED's working capital position at time of closing. As of June 30, 2001 the Company has received all amounts due under this transaction with the exception of $5.5 million, which was placed in escrow at closing to satisfy potential claims under certain indemnification obligations. The Company received payment of the $ 5.5 Million on July 11, 2001 plus interest in the amount of $295,000.

(b)Effective July 1, 2001 the Company entered into certain agreements with Interactive (see "Recent Developments" on page 8) whereby Interactive assumed eBT's maintenance and support business relating to eBT's software products and related intellectual property. Interactive also was assigned the Company's existing rights in the DynaBase and engenda products and a limited, non-exclusive license of the Company's rights in its entrepid software product. The Company is obligated to pay Interactive approximately $650,000 over the period ending March 31, 2002 as consideration for fulfilling the

   Company's obligations to customers pursuant to maintenance and limited support arrangements in effect as at June 30, 2001. The payment obligation to Interactive is included within Accrued income taxes, contingency reserve and other expenses.

    The Agreement with Interactive provides for the payment of royalties to eBT through the period ended July 1, 2004 for maintenance related services and license revenues recognized by Interactive as defined in the Agreement. The Company is unable to estimate at this time the amount of royalty income it may receive from Interactive and, accordingly, has not recognized any prospective cash value for capitalized product development costs or intellectual property assumed by or assigned to Interactive.

(c)Includes all unpaid amounts for restructuring activities and special charges taken by the Company through January 31, 2001 except estimated costs related to the U.S. Securities and Exchange Commission's Formal Order of Private Investigation issued in connection with matters relating to the previously announced restatement of the Company's financial results for the first three calendar quarters of 1998. The estimated defense costs for the Company and potential indemnification costs for former officers in this matter are discussed in footnote (e) below.

(d)Includes unpaid severance and related benefit costs at June 30, 2001, including the maximum amounts that may be payable to or on behalf of Messrs. Ringrose, Stone and Burns.

(e)On August 29, 2001 the Company and the bankruptcy estates of Microlytics, Inc. and Microlytics Technology Co., Inc. (together "Microlytics") reached a settlement of the June 9, 1999 complaint filed against the Company. In return for a payment of $2 million the Company and Microlytics have reached a compromise as to the validity and amount of disputed claims. The terms of the settlement are subject to the approval of the United States Bankruptcy Court for the Western District of New York. In addition to the $2 million settlement obligation, the accrual includes incurred but unpaid legal representation costs for this matter.

    The Company has received notice from the staff of the Boston office of the Securities and Exchange Commission (the "Commission") that it has completed its investigation of the Company pursuant to the Formal Order of Private Investigation issued in connection with matters relating to the restatement of the Company's 1998 financial results. The staff has advised the Company that its preliminary recommendations with regard to the Company involve no administrative sanctions or financial fines or penalties. However, the staff has indicated that it may recommend that the Commission file civil injunctive actions with regard to three former officers of the Company. These recommendations are subject to the Commission's review. The Company is obligated under its By-laws to indemnify these former officers for expenses reasonably incurred in connection with the Commission's investigation, including the defense costs for actions that may be pursued by the Commission and resultant fines and penalties should they be assessed. However, the Company's By-laws provide that an officer is not entitled to such indemnification if it is adjudicated or determined that such officer did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. Such officers have signed an undertaking to repay all amounts advanced by the Company on their behalf for such expenses if they fail to meet this standard. The Company has set aside a reserve to cover potential indemnification obligations and also for general legal costs associated with this matter. The Commission has not yet determined whether it will pursue civil injunctive actions against all or some of the former officers, and the staff's findings as to the Company are preliminary.

(f)Includes provision for contingent claims, unknown claims and lease obligations related to the Company's Providence, Rhode Island headquarters.

(g)Includes interest income based upon declining cash balances over the distribution period at an interest rate of 4.0% per annum. Also includes $295,000 in interest income received on July 11, 2001 for funds held in escrow for the IED final payment.

(h)Based upon 14,857,000 shares of common stock outstanding and 96,000 shares of common stock expected to be issued upon the exercise of outstanding stock options. The Company cancelled the 1993 Stock Purchase Plan on May 22, 2001, and 466,974 shares of common stock available for issuance under this Plan, including the 400,000 approved at the Company's May 31, 2001 Annual Meeting of Stockholders, have been cancelled.

   The method used by the Board and management in estimating the values and value ranges of eBT's assets are inexact and may not approximate values actually realized. The Board's assessment assumes that the estimate of eBT's liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent liabilities that may materialize. For all these reasons, we can not assure you that the actual net proceeds distributed to stockholders in liquidation will not be significantly less than the estimated amount shown. Moreover, we can not assure you that any amounts to be received by stockholders in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future.

                      Opinion of eBT's Financial Advisor

   We retained Morgan Stanley & Co. Incorporated to render an opinion as to whether the consideration to be received by the holders of our common stock pursuant to the Plan was fair to them from a financial point of view. We did not impose any limitations upon Morgan Stanley with respect to the investigations made, procedures followed or factors considered in rendering its opinion. eBT's management cooperated fully with Morgan Stanley in connection with its analysis.

   Morgan Stanley delivered to the Board of Directors its written opinion dated May 22, 2001 (the "Fairness Opinion"). The Fairness Opinion concludes that, as of May 22, 2001, and based upon and subject to the considerations set forth in its opinion, the consideration to be received by the holders of our common stock pursuant to the Plan was fair to them from a financial point of view.

   The full text of the Fairness Opinion is attached as Appendix B to this proxy statement and describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The opinion is incorporated herein by reference. This opinion should be read carefully and in its entirety. Morgan Stanley's opinion is directed to our Board of Directors and addresses only the fairness of the consideration to be received by holders of our common stock pursuant to the Plan from a financial point of view as of the date of its opinion. The opinion does not address any other aspect of the Plan and does not constitute a recommendation to any person as to how to vote with respect to the Plan. The summary of the opinion of Morgan Stanley described in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

   In rendering its opinion, Morgan Stanley, among other things:

    . reviewed the publicly available financial statements and other business and financial information of the Company;

    . reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

    . discussed certain financial projections prepared by the management of the Company with the management of the Company;

    . discussed our past and current operations and financial condition and the prospects of the Company with certain members of senior management of the Company;

    . reviewed estimates of liabilities prepared by the management of the Company with the management of the Company and the Company's counsel;

    .  reviewed the reported prices and trading activity of the Common Stock;

    . compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

    . reviewed with the management and Board of Directors of the Company other alternatives to the Plan, and discussed the Company's rationale for the Plan;

    .  contacted potential merger or acquisition candidates for the Company;

    . reviewed a draft of the Plan of Complete Liquidation and Dissolution dated May 15, 2001; and

    . performed such other analyses and considered such other facts as Morgan Stanley has deemed appropriate.

   In arriving at its opinion, Morgan Stanley, among other things, assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purpose of its opinion. Morgan Stanley also relied without independent investigation on the assessment by the Company's management of the operations and financial condition of the Company and the rationale for the Plan. Morgan Stanley also relied without independent investigation on the assessment by the Company's management of the liabilities of the Company and any liabilities associated with the Plan. Morgan Stanley did not make any independent valuation or appraisal of any of the assets or liabilities of the Company, nor was Morgan Stanley provided with any such appraisals. Morgan Stanley assumed that the Dissolution will be consummated substantially on the terms discussed in the Plan. For purposes of its opinion, Morgan Stanley assumed that the Company was not a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Dissolution. Morgan Stanley's opinion was necessarily based upon financial, market, economic and other conditions as in effect on, and the information made available to it as of the date of its opinion.

   In connection with the review of the consideration to be received pursuant to the Plan, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its fairness determination, Morgan Stanley considered the results of all the analyses performed by Morgan Stanley as a whole in connection with the contemplated transaction and did not attribute any particular weight to any analysis or factor considered by it. No company or transaction used by Morgan Stanley in its analyses was directly comparable to our contemplated liquidation transaction. These analyses were prepared solely for purposes of Morgan Stanley providing its opinion to our Board as to the fairness from a financial point of view of the consideration to be received by the holders of our common stock pursuant to the Plan. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither eBT, Morgan Stanley nor any other person assumes responsibility if future results are materially different from those forecast.

   Morgan Stanley's opinion to our Board of Directors was one of many factors taken into consideration by the Board in making its determination to approve the Plan. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative in our Board's opinion with respect to the value of eBT or whether our Board would have been willing to agree to different consideration with respect to other potential transactions. The amount of consideration to be received by the stockholders in the liquidation was determined by the Board and management.

   Morgan Stanley, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Morgan Stanley is familiar with eBT, having provided certain investment banking services to us from time to time, including having acted as our financial advisor in connection with exploring our strategic alternatives.

   Pursuant to an engagement letter, we agreed to pay Morgan Stanley a customary fee, which was contingent upon the delivery of its fairness opinion, and to reimburse Morgan Stanley for any reasonable expenses incurred in connection with Morgan Stanley's engagement. We also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the Federal securities laws, arising out of Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory services to us and have received fees for the rendering of those services.

                              SECURITY OWNERSHIP

Five Percent Beneficial Owners

   The following table sets forth information relating to the beneficial ownership of eBT's common stock by each person known by us to own beneficially more than 5% of the common stock as of September 20, 2001:

                                           Amount and
                                           Nature of   Percent of
                                           Beneficial    Common
Name and Address of Beneficial Owner      Ownership(1)  Stock(2)
------------------------------------      ------------ ----------
Dawson Giammalva Capital Management, Inc.  1,551,900     10.42%
   354 Pequot Avenue
   Southport, CT 06490

Dimensional Fund Advisors Inc.(3)........  1,167,400      7.84%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

Farhad Fred Ebrahimi(4)..................    768,900      5.16%
   8821 Experimental Farm Road
   Cheyenne, WY 82009-8814

Ironwood Capital Management, LLC(5)......  1,181,650      7.94%
   21 Custom House Street
   Boston, MA 02109

--------
(1)Unless otherwise noted, the nature of beneficial ownership is sole voting and investment power. The information herein is based on reports of beneficial ownership on Schedules 13D and 13G delivered to eBT pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(2)Percentage based upon 14,888,813 shares of the Common Stock of eBT outstanding as of September 20, 2001.
(3)Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of eBT that are owned by the Funds. All securities reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(4)The members of the Ebrahimi family share power to vote the 768,900 shares. The members of the Ebrahimi family have dispositive power over the total number of shares as follows: Farhad Fred Ebrahimi has shared dispositive power with Farhad Alexander Ebrahimi over 100,000 shares, shared dispositive power with Mary Wilkie Ebrahimi over 544,900 shares, and shared dispositive power with Farah Alexandra Ebrahimi over 124,000. Mary Wilkie Ebrahimi has shared dispositive power with Farhad Fred Ebrahimi over 544,900 shares. Farad Alexander Ebrahimi has shared dispositive power with Farad Fred Ebrahimi over 100,000 shares. Farah Alexandra Ebrahimi has shared dispositive power with Farhad Fred Ebrahimi over 124,000.
(5)Ironwood Capital Management, LLC ("Ironwood") shares beneficial ownership over the shares with Warren J. Isabelle ("Isabelle"), Richard L. Droster ("Droster") and Donald Collins ("Collins"). Ironwood, Isabelle, Droster and Collins share voting power over 554,550 shares and dispositive power over 1,181,650 shares.

Management's Stock Ownership

   The following table sets forth information relating to the beneficial ownership of common stock, as of September 20, 2001, by (i) each director of eBT, (ii) the person who served as chief executive officer at the end of fiscal year 2001, the other three most highly paid executive offices at the end of fiscal year 2001 and one other executive officer who would have been included as one of the most highly paid executive officers had he served at the end of fiscal year 2001, and (iii) the directors and executive officers of eBT as a group.

                                                             Amount and
                                                             Nature of   Percent of
                                                             Beneficial    Common
Name of Beneficial Owner                                    Ownership(1)  Stock(2)
------------------------                                    ------------ ----------
William L. Bodem(3)........................................        --        *
Christopher M. Burns(4)....................................    56,555        *
Samuel H. Fuller...........................................    11,500        *
Stephen O. Jaeger..........................................    19,333        *
Joanna T. Lau..............................................     9,500        *
Jonathan P. Levitt(5)......................................        --        *
James Ringrose(6)..........................................        --        *
William C. Stone(7)........................................    25,000        *
Edward Terino..............................................    18,700        *
All directors and executive officers as a group (9 persons)   140,588        *

--------
(*)Less than 1%.
(1)Includes shares over which the directors, the Named Executive Officers and all directors and executive officers as a group are deemed to beneficially own by reason of options granted to them which will be exercisable within 60 days of July 25, 2001, as follows: Samuel H. Fuller--7,500; Joanna T. Lau--7,500; Edward Terino--7,500; Stephen O. Jaeger--10,000; James Ringrose--0; Jonathan P. Levitt--0; Christopher M. Burns--31,500; William L. Bodem--0; William C. Stone--0; and all directors and executive officers as a group--64,000.
(2)Percentage based upon 14,888,813 shares of the Common Stock of eBT outstanding as of September 20, 2001.
(3)Mr. Bodem resigned as Vice President, Worldwide Services of eBT as of December 1, 2000.
(4)Mr. Burns resigned as Vice President, Chief Financial Officer and Treasurer of eBT effective October 1, 2001.
(5)Mr. Levitt resigned as Vice President, General Counsel and Secretary of eBT as of February 1, 2001.
(6)Mr. Ringrose resigned as Chief Executive Officer of eBT as of May 30, 2001.
(7)Mr. Stone resigned as Vice President, Corporate Development as of May 31,
   2001.

PROPOSALS OF STOCKHOLDERS FOR CONSIDERATION AT THE 2002 ANNUAL MEETING OF
                                 STOCKHOLDERS

   Pursuant to the rules of the Exchange Act, a stockholder owning of record or being the beneficial owner of at least the lesser of one percent or $2,000 in market value of the common stock may present a proposal to be voted on at eBT's Annual Meeting of Stockholders in 2002. To be included in eBT's proxy statement and proxy card, the proposal must meet all legal requirements and be received at eBT's executive offices in Providence, Rhode Island no later than January 31, 2002.

   Stockholders wishing to present business for action (other than proposals included in the Board of Directors' proxy statement as set forth in the preceding paragraph) or to nominate candidates for election as directors at a meeting of eBT's stockholders, must do so in accordance with eBT's By-laws. The By-laws provide that, in order to be presented at the 2002 Annual Meeting, a stockholder proposal or nomination may be made only by a stockholder of record who shall have given notice of the proposed business or nomination to eBT not less than 75 days nor more than 120 days prior to the anniversary date of this year's Annual Meeting, or, if the 2002 Annual Meeting is called for a date more than seven days prior to such anniversary date, not later than the 20th day (or, if not a business day, the next succeeding business day) following the first date on which the date of the 2002 Annual Meeting is publicly disclosed, or, if such public disclosure occurs more than 75 days prior to such scheduled date, then the later of the 20th day (or, if not a business day, the next succeeding business day) following the first date of public disclosure or the 75th day prior to such scheduled date (or, if not a business day, the next succeeding business day). The notice must also contain, among other things, background information concerning the stockholder making the proposal or nomination, the stockholder's ownership of eBT's capital stock and, in the case of nominations, background and stock ownership information with respect to each nominee.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   eBT files annual, quarterly, special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements or other information eBT files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. eBT's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

   Of the filings eBT has made with the SEC, the following reports are being delivered to you with this proxy statement:

      1) eBT's 2001 Annual Report to Stockholders, which includes the full text of eBT's Annual Report on Form 10-K for the fiscal year ended January 31, 2001;

      2) eBT's Quarterly Report on Form 10-Q for the quarter ended July 31, 2001. Except as described in "Recent Developments," there have been no material changes in eBT's affairs since July 31, 2001, the period covered by eBT's latest Quarterly Report on Form 10-Q.

   The SEC allows us to "incorporate by reference" information into the proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporated by reference the documents set forth below that eBT has previously filed with the SEC. These documents contain important information about our company and its finances.

      1) Annual Report on Form 10-K for the fiscal year ended January 31, 2001

      2) Quarterly Report on Form 10-Q for the quarter ended April 30, 2001

      3) Quarterly Report on Form 10-Q for the quarter ended July 31, 2001

      4) Current Report on Form 8-K filed on May 23, 2001

   eBT is also incorporating by reference additional documents that we may file with the SEC between the date of this proxy statement and the date of the meeting. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other document subsequently filed with the SEC which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

   eBT has delivered with this proxy statement its Annual Report on Form 10-K for the fiscal year ended January 31, 2001 and its Quarterly Report on Form 10-Q for the quarter ended July 31, 2001. We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to the documents, unless such exhibits are specifically incorporated by reference in the documents). Requests for such copies should be directed to eBT International, Inc., 299 Promenade Street, Providence, Rhode Island 02908, Attention:
Christopher M. Burns, Secretary, or you may call us at (401) 752-4400.

   If you would like to request documents from us, please do so by October 31, 2001 to receive them before the meeting.

   You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the Plan. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 3, 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than October 3, 2001.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          CHRISTOPHER M. BURNS
                                          Secretary

October 3, 2001

   The Board of Directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

                                                                      APPENDIX A

                 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                                      OF
                            eBT INTERNATIONAL, INC.

   This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of eBT International, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law ("DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

   1. The Board of Directors of eBT (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of eBT's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding a majority of eBT's outstanding common stock, par value $.01 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of eBT as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

   2. After the Adoption Date, eBT shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, eBT shall file Form 966 with the Internal Revenue Service.

   3. From and after the Adoption Date, eBT shall complete the following corporate actions:

      (a) eBT shall determine whether and when to (i) transfer eBT's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 7 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of eBT and the Stockholders. In connection with such collection, sale, exchange and other disposition, eBT shall collect or make provision for the collection of all accounts receivable, debts and claims owing to eBT.

      (b) eBT shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of eBT, including all contingent, conditional or unmatured claims known to eBT and all claims which are known to eBT but for which the identity of the claimant is unknown.

      (c) eBT shall distribute pro rata to the Stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of eBT. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 6 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, eBT may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against eBT, including, without limitation, tax obligations, and all expenses of the sale of eBT's property and assets, of the collection and defense of eBT's property and assets, and of the liquidation and dissolution provided for in this Plan.

   4. The distributions to the Stockholders pursuant to Sections 3, 6, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of eBT. As a condition to receipt of any distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to eBT or its agent for recording of such distributions thereon or (ii) furnish eBT with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to eBT or its agent for cancellation or (ii) furnish eBT with Satisfactory Evidence and Indemnity. We will finally close our stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of eBT are transferred to the Trust or (iii) the date on which eBT ceases to exist under Delaware law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of eBT except by will, intestate succession, or operation of law.

   5. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by eBT, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of eBT.

   6. If the Board of Directors determines to follow the procedures described in Section 280 of Delaware law, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

      (i) The giving of notice of the dissolution to all persons having a claim against eBT and the rejection of any such claims in accordance with Section 280 of Delaware law;

      (ii) The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount eBT determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280, of Delaware law;

      (iii) The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against eBT, and (ii) claims that have not been made known to eBT or, that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with
   Section 280 of Delaware law;

      (iv) The payment, or the making of adequate provision for payment, of all claims made against eBT and not rejected, in accordance with Section 280 of Delaware law;

      (v) The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of Delaware law; and

      (vi) The payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by eBT.

   Notwithstanding the foregoing, eBT shall not be required to follow the procedures described in Section 280 of Delaware law, and the adoption of the Plan by eBT's Stockholders shall constitute full and complete authority for the Board of Directors and the officers of eBT, without further stockholder action, to proceed with the dissolution and liquidation of eBT in accordance with any applicable provision of Delaware law, including, without limitation, Section 281(b) thereof.

   7. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of eBT's assets to the Stockholders, as a final liquidating distribution or from time to time, eBT shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of eBT which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to eBT or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of eBT, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of eBT. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of eBT of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of eBT, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by eBT to the Stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the Stockholders of eBT. eBT, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by eBT to the Trust as their act and as a part hereof as if herein written.

   8. Whether or not a Trust shall have been previously established pursuant to
Section 6, in the event it should not be feasible for eBT to make the final distribution to the Stockholders of all assets and properties of eBT prior to May 23, 2004, then, on or before such date, eBT shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.

   9. After the Adoption Date, the officers of eBT shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, eBT shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with Delaware law.

   10. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of eBT, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

   11. In connection with and for the purpose of implementing and assuring completion of this Plan, eBT may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to eBT in connection with the collection, sale, exchange or other disposition of eBT's property and assets and the implementation of this Plan.

   12. In connection with and for the purpose of implementing and assuring completion of this Plan, eBT may, in the absolute discretion of the Board of Directors, pay to eBT's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of eBT's stockholders of the payment of any such compensation.

   13. eBT shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of eBT. eBT's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover eBT's obligations hereunder.

   14. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by Delaware law.

   15. The Board of Directors of eBT is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of eBT, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER

                                          1585 BROADWAY
                                          NEW YORK, NEW YORK 10036
                                          (212) 761-4000

                                          May 22, 2001

Board of Directors
eBT International, Inc.
299 Promenade Street
Providence, RI 02908

Members of the Board:

We understand that eBT International, Inc. ("eBT" or the "Company") proposes to adopt a Plan of Complete Liquidation and Dissolution, substantially in the form of the draft dated May 15, 2001 (the "Plan"), pursuant to which the Company will discontinue its operations and begin to distribute its assets to its shareholders (the "Dissolution"). Pursuant to the Plan, among other things, the holders of each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock") will have the right to receive approximately $3.10 per share in cash in the aggregate comprised of an initial distribution and subsequent potential distributions (collectively, the "Consideration"). The terms and conditions of the Dissolution are more fully set forth in the Plan.

You have asked for our opinion as to whether the Consideration to be received by the holders of the Common Stock pursuant to the Plan is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have, among other things:

      i. reviewed the publicly available financial statements and other business and financial information of the Company;

      ii. reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

      iii. discussed certain financial projections prepared by the management of the Company with the management of the Company;

      iv. discussed the past and current operations and financial condition and the prospects of the Company with certain members of senior management of the Company;

      v. reviewed estimates of liabilities prepared by the management of the Company with the management of the Company and the Company's counsel;

      vi. reviewed the reported prices and trading activity of the Common
   Stock;

      vii. compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

      viii. reviewed with the management and Board of Directors of the Company other alternatives to the Plan, and discussed the Company's rationale for the Plan;

      ix. contacted potential merger or acquisition candidates for the Company;

      x. reviewed a draft of the Plan of Complete Liquidation and Dissolution dated May 15, 2001; and

      xi. performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purpose of this opinion. We have also relied without independent investigation on the assessment by the Company's management of the operations and financial condition of the Company and the rationale for the Plan. We have also relied without independent investigation on the assessment by the Company's management of the liabilities of the Company and any liabilities associated with the Plan. We have not made any independent valuation or appraisal of any of the assets or liabilities of the Company, nor have we been provided with any such appraisals. We have assumed that the Dissolution will be consummated substantially on the terms discussed in the Plan. For purposes of this opinion, we have assumed that the Company is not a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Dissolution. Our opinion is necessarily based upon financial, market, economic and other conditions as in effect on, and the information made available to us as of the date hereof.

We have been retained to provide a fairness opinion to the Board of Directors of the Company in connection with the Dissolution and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided investment banking and other financial advisory services to the Company and have received fees for rendering these services.

It is understood that this letter is for the information of the Board of Directors and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with respect to the Dissolution with the Securities and Exchange Commission. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Dissolution.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of the Common Stock pursuant to the Plan is fair from a financial point of view to such holders.

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: _________________________________
                                             Kevin Cox
                                             Managing Director

                                                                      Appendix C

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders
eBT International, Inc.

We have audited the accompanying consolidated balance sheets of eBT International, Inc. as of January 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years ended January 31, 2001, 2000, and December 31, 1998 and the one month ended January 31, 1999. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of eBT International, Inc. at January 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years ended January 31, 2001, 2000, and December 31, 1998, and the one month ended January 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                        /s/ Ernst & Young LLP

Boston, Massachusetts
March 2, 2001, except for Note 16,
as to which the date is April 23, 2001

                                                                      Appendix D

                            eBT International, Inc.

          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen O. Jaeger, Christopher Burns and each of them, as proxies, each with the power of substitution and resubstitution and hereby authorizes any of them to represent and to vote as designated below, all the shares of common stock, par value $.01 per share, of eBT International, Inc. (the "Company"), held of record by the undersigned on September 28, 2001 at the Special Meeting of Stockholders to be held on November 8, 2001 at eBT, 299 Promenade Street, Providence, RI at 10:00 a.m. local time, or any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

--------------------------------------------------------------------------------
PLEASE, VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

-----------------------------------      ---------------------------------------

-----------------------------------      ---------------------------------------

-----------------------------------      ---------------------------------------

[X] PLEASE MARK VOTES
    AS IN THE EXAMPLE


--------------------------------------------------------------------------------
                             eBT International, Inc.
--------------------------------------------------------------------------------
Mark box at right if an address change or comment has been [ ] noted on the reverse side of this card.

                                                For    Against    Abstain

1. To approve a plan of complete liquidation    [ ]      [ ]         [ ]
   and dissolution of eBT International, Inc.

CONTROL NUMBER:
RECORD DATE SHARES:

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Stockholder sign                Co-owner sign here
        here

DETACH CARD                                                          DETACH CARD

                             eBT International, Inc.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There is an issue related to the management and operation of your Company that requires your immediate attention and approval. It is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, November 8, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

eBT International, Inc.